Exhibit 23.3

CONSENT TO USE OF GEOLOGY REPORT

To the Board of Directors of
Sungro Minerals Inc.

I hereby consent to the inclusion of my name in connection with the Form S-1 Registration Statement filed with the Securities and Exchange Commission and reference to my summary report of November 20, 2007, for the registrant, Sungro Minerals Inc.

/s/ Ian Foreman
Foremost Geological Consulting
Ian Foreman, P. Geo, Geologist
Vancouver, B.C.

February 22, 2008